SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant /✓ / Filed by a Party Other than the Registrant / / Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[✓ ] Soliciting Material Pursuant to Section 240.14a-2.

Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓ ] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5) Total fee paid:
______________________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as proved by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
______________________________________________________________________________

(3) Filing Party:
______________________________________________________________________________

(4) Date Filed:

November 3, 2004

Filed by Modine Manufacturing Company
Pursuant to Rule 14a-12 Under the
Securities Exchange Act of 1934
Subject Company: Modine Manufacturing Company
Commission File No. 1-1373

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Modine's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that Modine and Transpro may not be able to reach definitive agreements for the proposed transaction; (2) the possibility that the companies may be unable to obtain required corporate and regulatory approvals for the proposed transaction; (3) problems that may arise in integrating the businesses of the two companies; (4) the proposed transaction may involve unexpected costs; (5) the combined company may be unable to achieve cost-cutting synergies; and (6) the businesses of one or both companies may suffer as a result of uncertainties surrounding the proposed transaction. Modine assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s) that contain required disclosure documents. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Modine, Transpro and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Modine and/or Transpro with the SEC) free of charge at the SEC's web site at www.sec.gov. In addition, the documents filed with the SEC by Transpro may be obtained free of charge by directing such request to: mdebernardo@transpro.com or from Transpro's web site at www.transro.com and the documents filed with the SEC by Modine may be obtained free of charge from Modine at www.modine.com. Such documents regarding the proposed transaction are not currently available. Investors and security holders are urged to read the required disclosure documents and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Modine, Transpro and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from security holders in favor of the proposed transaction. Information about the executive officers and directors of Modine and their ownership of Modine common stock is set forth in the proxy statement for Modine's 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 14, 2004. Information about the executive officers and directors of Transpro and their ownership of Transpro common stock is set forth in the proxy statement for Transpro's 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Modine, Transpro and their respective executive officers and directors in the proposed transaction by reading the required disclosure documents regarding the proposed transaction when they become available.

The following is a presentation given by Modine Manufacturing Company on November 2, 2004 at an Investor Conference.

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